UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2008
R.H. DONNELLEY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-07155 (Commission File Number)	13-2740040 (IRS Employer Identification No.)

1001 Winstead Drive, Cary, NC (Address of principal executive offices)	27513 (Zip Code)
Registrant’s telephone number,
including area code:
(919) 297-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On May 8, 2008, R.H. Donnelley Corporation (the “Company”) issued a press release announcing that R.H. Donnelley Inc. (“RHDI”), a wholly-owned subsidiary of the Company, has commenced concurrent exchange offers to refinance a portion of the Company’s outstanding senior notes. RHDI is offering to exchange up to $35,000,000 of the Company’s 6.875% Senior Notes due 2013, up to $50,000,000 of the Company’s 6.875% Series A-1 Senior Discount Notes due 2013, up to $90,000,000 of the Company’s 6.875% Series A-2 Senior Discount Notes due 2013, up to $300,000,000 of the Company’s 8.875% Series A-3 Senior Notes due 2016 and up to $225,000,000 of the Company’s 8.875% Series A-4 Senior Notes due 2017 for a certain amount of 11.75% Senior Notes due 2015 of RHDI (the “New Notes”). A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The New Notes have not been and will not be registered under the Securities Act of 1933 or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws.
     This report shall not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities and is issued pursuant to Rule 135c under the Securities Act of 1933. The exchange offers are being made only pursuant to a confidential offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Item 9.01.	Financial Statements and Exhibits.
     (d)  Exhibits
          The following exhibit is filed with this report:

Exhibit No.	Exhibit Description

99.1	Press Release of R.H. Donnelley Corporation dated May 8, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R.H. DONNELLEY CORPORATION
/s/ Mark W. Hianik
Name:	Mark W. Hianik
Title:	Senior Vice President, General Counsel & Corporate Secretary

Date: May 8, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release of R.H. Donnelley Corporation dated May 8, 2008.